Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Barbara K. Hembree
October 28, 2010	317.465.0445
bhembree@fhlbi.com

FHLBI Announces Repurchase of Excess Stock

The Federal Home Loan Bank of Indianapolis (FHLBI) announced today that it will repurchase up to $250,000,000 in par value of excess stock on a pro rata basis from all shareholders with excess stock (provided that no fractional shares will be repurchased). This is in accordance with Section VI.C. of the FHLBI’s Capital Plan dated September 19, 2002 (as amended). Letters of repurchase were sent only to shareholders that held excess stock as of September 30, 2010. The letters were mailed October 28, 2010, and the repurchase will occur on November 18, 2010, provided that such repurchase meets all of the terms and conditions of the Bank’s Capital Plan as of the date of the repurchase.

Safe Harbor Statement
This document may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 concerning plans, objectives, goals, strategies, future events or performance. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or the negative of these terms or comparable terminology. Any forward-looking statement contained in this document reflects our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in any forward-looking statements.

Any forward-looking statement contained in this document speaks only as of the date on which it was made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Readers are referred to the documents filed by us with the U.S. Securities and Exchange Commission, specifically reports on Form 10-K and Form 10-Q which include factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov.

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Building Partnerships. Serving Communities.
     The Federal Home Loan Bank of Indianapolis (FHLBI) is one of 12 regional banks that make up the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for their member financial institutions. FHLBanks are privately capitalized and funded, and receive no Congressional appropriations. The FHLBI is owned by its Indiana and Michigan financial institution members, which include commercial banks, credit unions, insurance companies, and savings banks. For more information about the FHLBI, visit www.fhlbi.com.